UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                  June 30, 2005

                               OMNICOM GROUP INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

          New York                    No. 001-10551            No. 13-1514814
          --------                    -------------            --------------
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)

                437 Madison Avenue
                New York, New York                                  10022
                ------------------                                  -----
     (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (212) 415-3600

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On June 30, 2005, Omnicom Group Inc. (the "Company") and its wholly owned subsidiaries Omnicom Finance Inc., Omnicom Capital Inc. and Omnicom Finance Plc (the "Borrowers" and, together with the Company, the "Loan Parties") entered into a 364-Day Credit Agreement (the "Credit Agreement") with the lenders named therein (the "Lenders"), Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as lead arrangers and book managers, ABN Amro Bank N.V., as syndication agent, JPMorgan Chase Bank, N.A., Bank of America, N.A. and Banco Bilbao Vizcaya Argentaria, as documentation agents, and Citibank, N.A. as administrative agent (the "Agent") for the Lenders. The Credit Agreement has a maturity date of June 29, 2006. Under the Credit Agreement, the Lenders committed to provide advances in an aggregate amount of up to $400,000,000. Interest on the borrowings under the Credit Agreement is payable at a base rate or Eurodollar rate, in either case plus an applicable margin and fees. Borrowings under the Credit Agreement will be used for general corporate purposes of the Borrowers and their subsidiaries, including to fund acquisitions not prohibited under the Credit Agreement.

      The terms of the Credit Agreement include customary representations and warranties, affirmative and negative covenants (including certain financial covenants) and events of default. Upon the occurrence, and during the continuance, of an event of default, including but not limited to nonpayment of principal when due, failure to perform or observe certain terms, covenants or agreements under the Credit Agreement, and certain defaults of other indebtedness, the Agent may terminate the obligation of the Lenders under the Credit Agreement to make advances and declare any outstanding obligations under the Credit Agreement immediately due and payable. In addition, in the event of an actual or deemed entry of an order for relief with respect to any Loan Party under the Federal Bankruptcy Code, the obligation of each Lender to make advances shall automatically terminate and any outstanding obligations under the Credit Agreement shall immediately become due and payable.

      The obligations of the Borrowers under the Credit Agreement are secured by an absolute guaranty of the Company.

      The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties' rights and obligations under the Credit Agreement and the transactions contemplated by the Credit Agreement. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit
10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

      The information described above under "Item 1.01 Entry into a Material Definitive Agreement" is hereby incorporated herein by reference.


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

Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits.

      The following exhibit is filed as part of this Current Report on Form 8-K:

      10.1 364-Day Credit Agreement (the "Credit Agreement"), dated as of June 30, 2005, by and among Omnicom Group Inc., a New York corporation, Omnicom Finance Inc., a Delaware corporation, Omnicom Capital Inc. a Connecticut corporation, Omnicom Finance Plc, a corporation organized under the laws of England and Wales, the lenders named in the Credit Agreement (the "Lenders"), Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as lead arrangers and book managers, ABN Amro Bank N.V., as syndication agent, JPMorgan Chase Bank, N.A., Bank of America, N.A. and Banco Bilbao Vizcaya Argentaria, as documentation agents, and Citibank, N.A. as administrative agent for the Lenders.


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       OMNICOM GROUP INC.

Date: June 30, 2005                    By: /s/ Michael J. O'Brien
                                           -------------------------------------
                                           Name:  Michael J. O'Brien
                                           Title: Senior Vice President, General
                                                  Counsel and Secretary


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

                                  EXHIBIT INDEX

Exhibit No.                          Exhibit
-----------                          -------

   10.1 364-Day Credit Agreement (the "Credit Agreement"), dated as of June 30, 2005, by and among Omnicom Group Inc., a New York corporation, Omnicom Finance Inc., a Delaware corporation, Omnicom Capital Inc. a Connecticut corporation, Omnicom Finance Plc, a corporation organized under the laws of England and Wales, the lenders named in the Credit Agreement (the "Lenders"), Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as lead arrangers and book managers, ABN Amro Bank N.V., as syndication agent, JPMorgan Chase Bank, N.A., Bank of America, N.A. and Banco Bilbao Vizcaya Argentaria, as documentation agents, and Citibank, N.A. as administrative agent for the Lenders